EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 144 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated April 24, 2009 which was filed as Exhibit (i) to Post-Effective Amendment No. 140.

/s/ Kathryn A. McElroy Kathryn A. McElroy, Esq.

June 30, 2009 Boston, Massachusetts